UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020 (April 24, 2020)

Twin River Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)

________________________

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	TRWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2020, Twin River Worldwide Holdings, Inc. (the “Company”), Eldorado Resorts, Inc. (“ERI”) and certain of their affiliates entered into an equity purchase agreement by which the Company agreed to purchase ERI’s Eldorado Shreveport Resort and Casino and Lake Tahoe MontBleu Resort Casino & Spa for an aggregate of $155 million, subject to customary post-closing adjustments, $140 million of which is payable at closing and $15 million of which is payable one year thereafter.

The purchase agreement contains customary representations, warranties, covenants and indemnification obligations. Consummation of the sale is subject to various conditions, including receipt of required gaming authority and Federal Trade Commission approvals. In addition, ERI’s obligation to consummate the sale is subject to the prior or concurrent closing of ERI’s previously announced merger with Caesars Entertainment Corporation (“Caesars” and the merger, the “Eldorado/Caesars Merger”) and ERI may terminate the agreement if the Company has not obtained at least $140 million of additional financing or financing commitments by May 12, 2020. The purchase agreement may also be terminated by the Company in certain circumstances, including if closing does not occur prior to April 24, 2021, subject to extension to June 24, 2021 if necessary to obtain required regulatory approvals.

If the purchase agreement is terminated in certain circumstances as a result of the failure of the Company or ERI to receive regulatory approvals (other than as a result of certain unsuitability determinations with respect to the Company), ERI will be required to pay the Company a termination fee of $5.4 million. If the agreement is terminated as a result of certain unsuitability findings with respect to the Company, the Company will be required to pay ERI a $5.4 million termination fee. ERI will be required to pay the Company a $15 million termination fee if the sale is not consummated because the Eldorado/Caesars Merger does not close.

The foregoing description of the purchase agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the purchase agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD.

On April 24, 2020, the Company published a press release announcing the transactions described in Items 1.01 and 8.01. A copy of the press release is furnished as Exhibit 99.1.

Item 8.01	Other Events.

On April 24, 2020, the Company entered into definitive agreements with a subsidiary of Caesars and a subsidiary of VICI Properties Inc. pursuant to which a subsidiary of the Company will acquire the operations of Bally’s Atlantic City Hotel & Casino and the real property on which it is located for $25 million in cash, subject to customary post-closing adjustments. The Bally’s Atlantic City transaction is subject to receipt of required regulatory approvals and other closing conditions.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for TRWH, including statements about the proposed purchases of Eldorado Shreveport and Lake Tahoe Mont Bleu casinos or the proposed acquisition of Bally’s Atlantic City constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various risks and uncertainties including, but not limited to: future actions, new projects, strategies, future performance, the outcomes of contingencies, future financial results and uncertainties related to COVID-19. In addition, the forward-looking statements included in this Current Report on Form 8-K represent TRWH’s views as of the date hereof and subsequent events and developments could cause TRWH’s views to change. TRWH disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in TRWH’s expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated April 24, 2020, among the Company, Eldorado and certain of their affiliates.

99.1	Press Release of Twin River Worldwide Holdings, Inc. dated April 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ Stephen H. Capp
Name: Title:	Stephen H. Capp Chief Financial Officer

Date: April 24, 2020